UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 22, 2005

WRC MEDIA INC.
________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-96119	13-4066536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue, 22nd Floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 768-1150

Not Applicable
________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

          On July 22, 2005, WRC Media Inc. (the “Company”) entered into a Credit and Guaranty Agreement (the “First Lien Credit Agreement”), by and among the Company, Weekly Reader Corporation (“Weekly Reader”), CompassLearning, Inc. (“CompassLearning”) and ChildU, Inc. (together with Weekly Reader and CompassLearning, the “Borrowers”) and certain subsidiaries of the Borrowers, as guarantors, the various financial institutions from time to time parties thereto as Lenders, and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent (in such capacity, the “First Lien Collateral Agent”), Syndication Agent and Lead Arranger (the “First Lien Facility”). The First Lien Facility consists of a revolving facility of up to $25.0 million and tranche A and tranche B term loans of $82.5 million in the aggregate. Obligations under the First Lien Facility are secured by substantially all the assets of the Borrowers and the guarantors.

          The First Lien Facility matures on July 22, 2009. Amounts drawn under (a) the revolving facility and the tranche A term loan facility will bear annual interest at either the LIBOR rate as defined in the First Lien Credit Agreement, plus 7.625% or a base rate as defined in the First Lien Credit Agreement, plus 6.125% and (b) the tranche B term loan facility will bear annual interest at either the LIBOR rate plus 9.5% or a base rate plus 8.0%. The interest rate margins will be subject to adjustment to maintain the weighted average cost of capital of the First Lien Facility in connection with any prepayments thereunder. The commitment fee calculated on the unused portion of the revolving facility will be 0.5% per year.

          The First Lien Credit Agreement contains a number of negative covenants restricting, among other things, distributions, dividends and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens, affiliate transactions and sales of assets. The Borrowers are required to comply with certain financial tests and to maintain certain financial ratios, including a maximum senior secured leverage ratio, a minimum fixed charge coverage ratio, limit on capitalized software development costs and a minimum EBITDA for Weekly Reader. The First Lien Credit Agreement contains customary events of default.

          On July 22, 2005, the Company also entered into a Term Loan and Guaranty Agreement (the “Second Lien Credit Agreement”), by and among the Borrowers, the Company and certain subsidiaries of the Borrowers, as guarantors, the various financial institutions from time to time parties thereto as Lenders and The Bank of New York, as Collateral Agent (in such capacity, the “Second Lien Collateral Agent”), pursuant to which loans were issued as partial consideration for the redemption and repurchase of all of the issued and outstanding 15% Senior Preferred Stock due 2011 of the Company (the “Second Lien Facility”). The Second Lien Facility consists of a term loan of $30.0 million and is secured, on a second priority basis, by substantially all the assets of the Borrowers and the guarantors.

          The Second Lien Facility matures on January 22, 2010. The term loans issued thereunder will bear annual interest at either the LIBOR rate as defined in the Second Lien Credit Agreement, plus 11.35% or a base rate as defined in the Second Lien Credit Agreement, plus 9.85%.

          The Second Lien Credit Agreement contains a number of negative covenants restricting, among other things, distributions, dividends and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens, affiliate transactions and sales of assets. The Borrowers are required to maintain a maximum leverage ratio and a minimum fixed charge coverage ratio. The Second Lien Credit Agreement contains customary events of default.

          On July 22, 2005, the Company also entered into a Subordination and Intercreditor Agreement (the “Intercreditor Agreement”), which agreement, among other things, sets forth, as between the First Lien Collateral Agent and the Second Lien Collateral Agent, the relative priority of their respective liens in the collateral securing the First Lien Facility and the Second Lien Facility and their rights with respect thereto and provides for subordination in certain respects of the Second Lien Facility to the First Lien Facility.

Item 1.02.      Termination of a Material Definitive Agreement.

          On July 22, 2005, Weekly Reader voluntarily prepaid all outstanding loans under the Credit Agreement, dated as of March 29, 2004, by and among Weekly Reader, CompassLearning, the Company, Credit Suisse First Boston, Bank of America, N.A. and General Electric Capital Corporation to facilitate the Sale (as hereinafter defined) and related capital restructuring transactions of the Company.

          On July 22, 2005, Weekly Reader voluntarily prepaid all outstanding loans (including any applicable fees) under the Credit Agreement, dated as of March 29, 2004, by and among Weekly Reader, CompassLearning, the Company, Credit Suisse First Boston, Banc of America Securities LLC, General Electric Capital Corporation and Bank of America, N.A. to facilitate the Sale (as hereinafter defined) and related capital restructuring transactions of the Company. The voluntary prepayment was subject to a 1% premium of $1,450,000.

          On July 22, 2005, the Company, Weekly Reader and CompassLearning (collectively, the “Issuers”) discharged all of their obligations under the Indenture, dated as of November 17, 1999, among the Issuers and the Note Guarantors listed on the signature pages thereto and Deutsche Bank Trust Company Americas (the “Trustee”), by irrevocably depositing with the Trustee an amount equal to $167,450,166.67 (the “Redemption Price”), sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the $152 aggregate principal amount of 12 3/4% Senior Subordinated Notes Due 2009 (the “Senior Subordinated Notes”) for principal, premium and liquidated damages, if any, and accrued interest to the date of redemption. The Issuers have given irrevocable instructions to the Trustee to apply the Redemption Price deposited with the Trustee towards the payment of the Senior Subordinated Notes on September 2, 2005, the date of redemption.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

          On June 22, 2005, Weekly Reader entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Pearson Education, Inc. for the sale (the “Sale”) of all of the shares of Weekly Reader’s subsidiary, American Guidance Service Inc. (“AGS”), for an aggregate purchase price of approximately $270 million. The Sale was consummated on July 22, 2005.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          See disclosure under Item 1.01 of this Form 8-K.

Item 3.02.      Unregistered Sales of Equity Securities.

          On July 22, 2005, the Company sold 208,696,827 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company to EAC III L.L.C., a Delaware limited liability company, and the majority stockholder of the outstanding voting stock of the Company, for cash consideration of $26 million in a private sale of securities exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

          On July 22, 2005, the Company redeemed and repurchased all of the shares of 15% Senior Preferred Stock Due 2011 of the Company and all of the warrants (“Warrants”), to purchase common stock of the Company’s subsidiaries, Weekly Reader and CompassLearning held by the senior preferred stockholders in exchange for (i) cash in an aggregate amount equal to $55,000,000, (ii) $30,000,000 in aggregate principal amount of second lien term indebtedness and (iii) 92,754,145 shares of Common Stock. The sale of the shares of Common Stock was a private sale of securities exempt from registration under Section 4(2) of the Securities Act.

          On July 22, 2005, the Company redeemed all of the shares of 18% Junior Participating Cumulative Convertible Preferred Stock of the Company held by the junior preferred stockholders in exchange for 721,105 shares of Common Stock.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On July 22, 2005, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”), effective as of July 22, 2005, increasing the number of authorized shares of Common Stock from 20,000,000 to 400,000,000.

         The Certificate of Amendment, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.      Exhibits.

3.1 –	Certificate of Amendment of the Certificate of Incorporation of WRC Media Inc. effective as of July 22, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2005

WRC MEDIA INC., (Registrant)
By	/ s / Richard Nota
Name: Richard Nota
Title: Executive Vice President, Operations